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                                                                    EXHIBIT 16.1


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in the second paragraph in the section titled "CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS" of Post-Effective Amendment No. 1 to Registration Statement No. 333-60111 of Superior Financial Corp. on Form S-1 dated on or about March 26, 1999.


/s/ Deloitte & Touche LLP
-------------------------
Little Rock, Arkansas
March 26, 1999